     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1996
                                                        REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                PXRE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                          ----------------------------
                          (State or other jurisdiction
                        of incorporation or organization)

                                   06-1183996
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                         399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
                    ----------------------------------------
                    (Address of principal executive offices)

                           DIRECTOR STOCK OPTION PLAN
                           --------------------------
                            (Full title of the plan)

                                 GERALD L. RADKE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PXRE CORPORATION
                               399 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (908) 906-8100
                 ----------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
    Title of securities to be registered          Amount to be          Proposed             Proposed            Amount of
                                                 registered(1)          maximum              maximum            registration
                                                                     offering price     aggregate offering          fee
                                                                      per share(2)           price(3)
- --------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $.01 per share        100,000 shares          $26.06            $2,606,000           $898.62

================================================================================================================================

(1) Any additional shares which may become issuable pursuant to the Director Stock Option Plan (to prevent dilution from stock splits, stock dividends, reclassification and certain other events as provided in
        Section 6 of the Director Stock Option Plan) shall be covered by this Registration Statement pursuant to Rule 416(a).

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for shares of Common Stock as reported on the NASDAQ National Market Composite Tape for May 29, 1996). The foregoing calculation is solely for the purpose of determining the registration fee.

(3) Based on the proposed maximum offering price per share, calculated as described in footnote (2) above.

                                EXPLANATORY NOTES

        Under the Director Stock Option Plan, the number of shares of Common Stock reserved and available for issuance is 100,000. The number of shares reserved and available for issuance under the Director Stock Option Plan is subject to adjustment upon the occurrence of certain changes affecting the Common Stock, including stock splits and dividends and the recapitalization, reclassification, merger, consolidation or combination of shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        *                  Information required by Part I to be contained in the
                           Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The  following   documents   filed  with  the  Securities  and  Exchange
Commission  (the   "Commission")   by  PXRE   Corporation  (the  "Company")  are
incorporated herein by reference:

        (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in Item 3(a) above.

        (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-15428) filed pursuant to the Exchange Act on February 27, 1987, as amended by Amendment No. 1 thereto filed on August 24, 1992 and any subsequent amendment thereto.

        In addition, all reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        F. Sedgwick Browne, Esq., the Secretary of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company in connection with this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the Company, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article Six of the Company's Restated Certificate of Incorporation governs indemnification by the Company and provides that the Company shall have the power to indemnify:

        (i) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

        (ii) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The Restated Certificate of Incorporation permits indemnification only following a determination that the respective director, officer, employee or agent has met the applicable standard of conduct, which determination is made
(a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        In addition, Article Six of the Company's Restated Certificate of Incorporation provides that, to the full extent permitted by law, no director of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Company or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes a director liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

        The Company maintains officer and director liability insurance insuring such persons against liabilities incurred in the discharge of their duties and also insuring the Company against its indemnification obligations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

         4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406).

         4.2 Certificate of Amendment to the Company's Restated Certificate of Incorporation, dated May 20, 1993, incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Forms S-8 and S-3 dated June 3, 1993 (File No. 33-63768).

         4.3 Certificate of Amendment to the Company's Restated Certificate of Incorporation, dated May 19, 1994, incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-15428).

         4.4 Certificate of Designations designating the Series A Cumulative Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-2 dated February 21, 1992, as amended by Amendment No. 1 thereto dated April 1, 1992 and by Amendment No. 2 thereto dated April 13, 1992 and by Amendment No. 3 thereto dated April 23, 1992 (File No. 33-45893).

         4.5      By-Laws of the Company,  incorporated  by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406).

         4.6 Amendment to By-Laws of the Company, Article IV, Section 1, dated June 8, 1995, incorporated by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-15428).

         *4.7     Director Stock Option Plan of the Company.

         *5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

         *23.1    Consent of Price Waterhouse LLP.

         *23.2    Consent of Morgan,  Lewis & Bockius LLP  (contained in Exhibit
                  5).

         *24      Powers of Attorney.

         28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to Exhibit 28 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         *  Filed herewith

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                          (i) to  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on this 31st day of May, 1996.


                                               PXRE CORPORATION


                                               By  /s/ Gerald L. Radke
                                                   ------------------------
                                                   Gerald L. Radke
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                                            TITLE                     DATE
         ---------                                            -----                     ----
By /s/ Gerald L. Radke
  -----------------------------------       Chairman of the Board,                     May 31, 1996
   Gerald L. Radke                          President and Chief Executive Officer
                                            (Principal Executive Officer)
                                            and Director


By /s/ Sanford M. Kimmel
  -----------------------------------       Senior Vice President, Treasurer           May 31, 1996
   Sanford M. Kimmel                        and Chief Financial Officer


By             *
  -----------------------------------       Director                                   May 31, 1996
   Robert W. Fiondella


By             *
  -----------------------------------       Director                                   May 31, 1996
   Bernard Kelly


By             *
  -----------------------------------       Director                                   May 31, 1996
   Wendy Luscombe


By             *
  -----------------------------------       Director                                   May 31, 1996
   Edward P. Lyons


By             *
  -----------------------------------       Director                                   May 31, 1996
   Philip R. McLoughlin


By             *
  -----------------------------------       Director                                   May 31, 1996
   David W. Searfoss


By             *
  -----------------------------------       Director                                   May 31, 1996
   Donald H. Trautlein


By             *
  -----------------------------------       Director                                   May 31, 1996
   Wilson Wilde



                                *By:  /s/ Gerald L. Radke
                                     ---------------------
                                       Gerald L. Radke
                                       Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                                              Sequentially
Number                              Document                                        Numbered Page
- -------                             --------                                        -------------
4.1      Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on
         Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25,
         1987 (File No. 33-8406).

4.2      Certificate of Amendment to the Company's Restated Certificate of
         Incorporation, dated May 20, 1993, incorporated by reference to Exhibit
         4.3 to the Company's Registration Statement on Forms S-8 and S-3 dated
         June 3, 1993 (File No. 33-63768).

4.3      Certificate of Amendment to the Company's Restated Certificate of
         Incorporation, dated May 19, 1994, incorporated by reference to Exhibit
         3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-15428).

4.4      Certificate of Designations designating the Series A Cumulative
         Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-2 dated February 21, 1992, as amended by Amendment No. 1 thereto dated
         April 1, 1992 and by Amendment No. 2 thereto dated April 13, 1992 and by Amendment No. 3 thereto dated April 23, 1992 (File No. 33-45893).

4.5 By-Laws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406).

4.6      Amendment to By-Laws of the Company, Article IV, Section 1, dated June
         8, 1995, incorporated by reference to Exhibit 3 of the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1995 (File
         No. 0-15428).

*4.7     Director Stock Option Plan of the Company.                                       12

*5       Opinion of Morgan, Lewis & Bockius LLP as to the legality of the
         securities being registered.                                                     18

*23.1    Consent of Price Waterhouse LLP.                                                 20

*23.2    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

*24      Powers of Attorney.                                                              21

28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to Exhibit 28 to the Company's
         Annual Report on

         Form 10-K for the fiscal year ended December 31, 1995.


* Filed herewith.